                                                                     EXHIBIT 4.5


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 AND AN EXEMPTION UNDER APPLICABLE STATE LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE STOCK

Corporation:             Novatel Wireless, Inc.
Number of Shares:        250,000 (subject to increase to 500,000 as provided
                         for below)
Class of Stock:          Common Stock
Initial Exercise Price:  $0.83 (equal to the average closing price per share of
                         Common Stock of the Company for the 30 trading days
                         immediately preceding the Issue Date of this Warrant)
Issue Date:              November 29, 2001
Expiration Date:         November 29, 2008

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.*

*THE NUMBER OF SHARES SET FORTH ABOVE SHALL AUTOMATICALLY INCREASE FROM 250,000 TO 500,000 AT SUCH TIME AS THE FIRST OF THE FOLLOWING SHALL OCCUR: (i) THE COMPANY RECEIVES AT LEAST $5,000,000 CONSIDERATION FOR THE ISSUANCE OF EQUITY SECURITIES OF THE COMPANY AFTER THE ISSUE DATE OF THIS WARRANT OR (ii) THE HOLDER INCREASES THE $2 MILLION CAP (AS DEFINED IN THAT CERTAIN LOAN AND SECURITY AGREEMENT OF APPROXIMATE EVEN DATE BETWEEN THE COMPANY AND HOLDER (AS AMENDED FROM TIME TO TIME, THE "LOAN AGREEMENT")) OR $3.5 MILLION CAP (AS DEFINED IN THE LOAN AGREEMENT), WHICHEVER IS APPLICABLE, TO EITHER THE $5 MILLION CAP (AS DEFINED IN THE LOAN AGREEMENT) OR THE MAXIMUM CREDIT LIMIT (AS DEFINED IN THE LOAN AGREEMENT) PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

ARTICLE 1. EXERCISE.

          1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2. Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

          1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (c) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

          1.3 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the

Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6  Assumption on Sale, Merger, or Consolidation of the Company.

          1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.6.2 Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Initial Exercise Price and/or number of Shares shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Initial Exercise Price shall be proportionately increased.

     2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Initial Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Certificate of Incorporation*. The provisions set forth for the Shares in the Company's Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects Holder in the same manner as they affect all other shareholders of the same series of shares granted to the Holder.

*OR, IF NONE, THEN AS SET FORTH IN THAT CERTAIN ANTIDILUTION AGREEMENT OF APPROXIMATE EVEN DATE HEREWITH BETWEEN THE COMPANY AND HOLDER

          2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

               (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

               (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          (c) The Capitalization Table previously provided to Holder remains true and complete as of the Issue Date.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth in the Company's [Investor Rights Agreement dated __________________] or similar agreement*. The provisions set forth in the Company's Investors' Right Agreement or similar agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects Holder in the same manner as they affect all other shareholders of the same series of shares granted to the Holder.

*OR, IF NONE, THEN AS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT OF APPROXIMATE EVEN DATE HEREWITH BETWEEN THE COMPANY AND HOLDER

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

     4.1 Purchase for Own Account. Except for transfers to Holder's affiliates, this Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, the Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

     4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

     4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

          4.4 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

ARTICLE 5. MISCELLANEOUS.

          5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

          5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND AN EXEMPTION UNDER APPLICABLE STATE LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

          5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to Silicon Valley Bancshares, or The Silicon Valley Bank Foundation, or to any affiliate of Holder at any time without prior notice to Company; provided, however, if Holder transfers this warrant to any other transferee, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant to any person who directly competes with the Company unless the Company's stock is publicly traded.

          5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to the Holder shall be addressed as follows:

               Silicon Valley Bank
               Attn: Treasury Department
               3003 Tasman Drive, HG 110
               Santa Clara, CA 95054

          5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          5.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

          5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.



                                        "COMPANY"
                                        Novatel Wireless, Inc.

                                        By:____________________________________

                                        Name:__________________________________
                                               (Print)
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                                        By:____________________________________

                                        Name:__________________________________
                                               (Print)
                                        Title: Chief Financial Officer and
                                               Secretary

                                        "HOLDER"
                                        Silicon Valley Bank

                                        By:____________________________________

                                        Name:__________________________________

                                        Title: ________________________________

          Silicon Valley Bank
          Attn: Treasury Department
          3003 Tasman Drive, HG 110
          Santa Clara, CA 95054

     5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     5.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to
Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

     5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                         "COMPANY"
                                         Novatel Wireless, Inc.

                                         By:  /s/ JOHN MAJOR
                                            ----------------------------------

                                         Name:  John Major
                                              --------------------------------
                                                (Print)

                                         Title:  Chairman of the Board and
                                                 Chief Executive Officer

                                         By:  /s/ MELVIN FLOWERS
                                            ----------------------------------

                                         Name:  Melvin Flowers
                                              --------------------------------
                                                (Print)

                                         Title:  Chief Financial Officer and
                                                 Secretary

                                         "HOLDER"
                                         Silicon Valley Bank

                                         By:
                                            ----------------------------------

                                         Name:
                                              --------------------------------

                                         Title:
                                               -------------------------------

                    Silicon Valley Bank
                    Attn:  Treasury Department
                    3003 Tasman Drive, HG 110
                    Santa Clara, CA 95054

               5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

               5.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

               5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

               5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                             "COMPANY"
                                             Novatel Wireless, Inc.


                                             By:  /s/ JOHN MAJOR
                                                -----------------------------

                                             Name:  John Major
                                                  ---------------------------
                                                   (Print)

                                             Title: Chairman of the Board and
                                                    Chief Executive Officer

                                             By:  /s/ MELVIN FLOWERS
                                                -----------------------------

                                             Name:  Melvin Flowers
                                                  ---------------------------
                                                   (Print)

                                             Title: Chief Financial officer
                                                    and Secretary


                                             "HOLDER"
                                             Silicon Valley Bank


                                             By:  /s/ MILAD I. HANNA
                                                -----------------------------

                                             Name:  Milad I. Hanna
                                                  ---------------------------

                                             Title:  Sr. Vice President
                                                   --------------------------


                                       6